UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

CURRENT REPORT

FORM 8-K/A No. 1

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2004

WIDEPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23967	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lincoln Centre, Oakbrook Terrace, Illinois 60181
(Address of principal executive offices, including zip code)

630-629-0003
(Registrant’s telephone number, including area code)

        The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated April 30, 2004, as set forth in the pages attached hereto:

        Item 2   Acquisition or Disposition of Assets

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

WIDEPOINT CORPORATION
By: /s/ James T. McCubbin
James T. McCubbin
Vice President and Chief Financial Officer

Dated: August 17, 2005

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

        On April 30, 2004, we closed upon the acquisition of all the issued and outstanding shares of Chesapeake Government Technologies, Inc., a Maryland corporation (“Chesapeake”), pursuant to the terms of an Agreement and Plan of Merger, dated as of March 24, 2004 (the “Merger Agreement”), by and among WidePoint Corporation (“WidePoint”), Chesapeake Acquisition Corporation, Chesapeake and Mark C. Fuller, John D. Crowley and Jay O. Wright, the sole shareholders of Chesapeake (the “Shareholders”). Chesapeake is based in Potomac, Maryland and plans to engage in the business of serving government clients by providing leading technologies and services. We issued 4,082,980 shares of Widepoint Common Stock to the Shareholders in consideration for all of the issued and outstanding shares of Chesapeake owned by the Shareholders. In conjunction with this closing, the Shareholders also entered into an Escrow Agreement with Widepoint and deposited 3,266,384 shares (the “Escrowed Shares”) of such 4,082,980 newly issued shares of Widepoint Common Stock into escrow with the law firm of Foley & Lardner LLP (the “Escrow Agent”).

        The Escrowed Shares will be released to the Shareholders in the event of the satisfaction of the escrow release formula set forth in the Merger Agreement, which provides that during the period commencing after the closing of this acquisition and ending on December 31, 2005 (the “Escrow Release Period”), the Escrowed Shares will be released to the Shareholders in a ratio based on the amount of revenues actually received by WidePoint from the business acquired from Chesapeake. The Escrow Release Period may be extended for one additional year by WidePoint in the event WidePoint determines that the Shareholders have achieved certain performance levels in the latter part of 2005. In the event WidePoint does not receive certain levels of revenues from the business acquired from Chesapeake, then any Escrowed Shares to which the Shareholders have not become entitled to receive will be returned to WidePoint.

        The Merger Agreement also provides that in the event the revenues actually received by Widepoint from the business acquired from Chesapeake equals or exceeds certain levels during the Escrow Release Period, then Widepoint will prepare a proxy statement for its then next ensuing Annual Meeting of Stockholders to ask its stockholders to vote upon a proposal to increase the size of the Widepoint Board of Directors from a total of seven persons to a total of nine persons, with one of the candidates for such two newly created director positions to be nominated by the Shareholders and with the other candidate to be mutually agreed upon between WidePoint and the Shareholders; provided, however that at any time after the Shareholders are no longer employed by Widepoint, then the persons who are serving on the Widepoint Board of Directors as designees of the Shareholders shall resign from their positions as directors of Widepoint.

        Pursuant to the terms of the Merger Agreement, WidePoint entered into employment/non-competition agreements with each of Mark C. Fuller and John D. Crowley and a consulting agreement with Jay O. Wright. As part of the potential compensation that may be earned by each of Messrs. Fuller, Crowley and Wright, WidePoint issued to each such person a warrant to purchase 1,814,658 additional shares of WidePoint Common Stock at an exercise price of $0.235 per share, with each such warrant only being exercisable in the event that the revenues actually received by WidePoint from the business acquired from Chesapeake exceed the maximum levels required for the Shareholders to receive all of the Escrowed Shares.